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Ex23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated November 15, 2000 included in this Form 10-K into the Company's previously filed Registration Statement File No.'s 33-35191, 33-47830, 33-87792, 33-84795,
333-11853, 333-11849, 333-34003, 333-79167 and 333-34634.

                                                             /s/ Arthur Andersen

Boston, Massachusetts
December 21, 2000